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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                                     FORM 8-K



                                  CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 26, 2000



                          HOTEL RESERVATIONS NETWORK, INC.
                (Exact name of registrant as specified in charter)



                                      Delaware
                  (State or other jurisdiction of incorporation)




             0-29575                                    75-2817683
     (Commission File Number)               (IRS Employer Identification No.)



8140 Walnut Hill Lane, Suite 800, Dallas, TX               75231
  (Address of principal executive offices)              (Zip Code)



   Registrant's telephone number, including area code: (214) 361-7311


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Item 9.  Regulation FD Disclosure.

         The following is being furnished pursuant to Regulation FD.

         Hotel Reservations Network, Inc. ("HRN") expects to report revenues of at least $88 million, $442 million, and $600 million, for the fourth quarter of 2000, calendar year 2001, and calendar year 2002, respectively, and EBITDA of at least $14 million, $69 million, and $93 million, for the fourth quarter of 2000, calendar year 2001, and calendar year 2002, respectively.

         The foregoing is a "forward-looking statement," and is based upon HRN's current expectations and projections regarding the future, based on the information currently available to HRN. This forward-looking statement is subject to risks and uncertainties which may cause actual results to differ from the foregoing, and include, but are not limited to, the risk factors described under the section "Risk Factors" in HRN's prospectus filed with the SEC on February 25, 2000 and the following: 1) material adverse changes in the economic conditions in the company's markets; 2) future regulatory actions and conditions in the company's operating areas; 3) competition from others; 4) product demand and market acceptance; 5) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and 6) the ability to obtain and retain key executives and employees. The company undertakes no obligation to publicly update or revise this forward-looking statement, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, this forward-looking statement may not prove correct.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HOTEL RESERVATIONS NETWORK, INC.



                              By:  /s/ Gregory S. Porter
                                 ----------------------------------------
                                   Gregory S. Porter
                                   General Counsel and Secretary

Dated: October 26, 2000